Exhibit 99.1

For Immediate Release

Patrick Industries, Inc. Reports First Quarter 2013 Financial Results

ELKHART, IN – April 25, 2013 – Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of building and component products for the recreational vehicle (“RV”), manufactured housing (“MH”) and industrial markets, today reported its financial results for the first quarter ended March 31, 2013.

Net sales for the first quarter of 2013 increased $39.4 million or 38.4%, to $142.1 million from $102.7 million in the first quarter of 2012.  The increase was primarily attributable to a 51% increase in the Company’s revenue from the RV industry, which represented approximately 75% of its first quarter 2013 sales, an increase of 6% in the Company’s revenues from the MH industry, and a 17% increase in revenues from the industrial markets.  The Company estimates that RV industry wholesale unit shipments increased approximately 12% in the first quarter of 2013 compared to the first quarter of 2012.  Additionally, the Company estimates that wholesale unit shipments in the MH industry, which represented approximately 14% of first quarter 2013 sales, rose approximately 5% from the first quarter of 2012.  The industrial market sector, which is primarily tied to the residential housing and commercial and retail fixtures markets, accounted for 11% of the Company’s first quarter 2013 sales, and reflected an approximate 36% increase in new housing starts in the first quarter of 2013 compared to the first quarter of 2012.  The Company estimates that approximately 60% of its industrial market sales are linked to the residential housing sector and its sales to the industrial markets generally lag new housing starts by approximately six to nine months.

Excluding the revenue contributions of the 2012 acquisitions, the Company estimates its organic growth in the first quarter of 2013 at approximately 17%, or $17.4 million of the total revenue increase, comprised of growth resulting from market share gains of approximately 6% and growth tied to overall industry growth of approximately 11%.  The remaining $22.0 million of the revenue increase in the first quarter of 2013 was attributable to the incremental contribution of acquisitions completed in 2012 (including related market share and industry growth), resulting in incremental growth of approximately 21%.

Todd Cleveland, President and Chief Executive Officer, said, “We are pleased with our first quarter revenues which were bolstered by a strong start to the year in the RV industry and positive indicators in the industrial markets.  Both the RV and industrial markets look to continue their growth into the second quarter which we believe will also include a seasonal pickup in MH shipments.”  Mr. Cleveland further noted, “Our team is highly motivated to meet and exceed our customers’ expectations as business conditions continue to improve.”

Patrick reported first quarter 2013 net income of $6.0 million or $0.55 per diluted share, an increase of $1.0 million or $0.08 per diluted share, over the net income of $5.0 million or $0.47 per diluted share in the first quarter of 2012.  The first quarter of 2013 includes the impact of a tax provision of $3.8 million or $0.35 per diluted share at the full estimated combined federal and state statutory rate of 39% compared to the first quarter of 2012 where the Company carried a full valuation allowance against its deferred taxes and had an effective tax rate of 0%.  The first quarter of 2012 includes the impact of a non-cash charge of $1.7 million or $0.16 per diluted share related to mark-to-market accounting for common stock warrants.  Exclusive of the non-cash charge for stock warrant accounting and assuming the same full estimated combined statutory tax rate of 39% in the first quarter of 2012, net income would have been $4.1 million or $0.38 per diluted share.

“We have continued to report solid profitability on a quarterly basis and we are excited about our first quarter results which were consistent with our expectations including exceeding our first quarter 2012 reported net income which had the benefit of a 0% effective tax rate,” said Mr. Cleveland.

On February 22, 2013, the Company’s Board of Directors authorized a stock repurchase program for purchasing up to $10 million of the Company’s common stock from time to time through open market or private transactions over the next 12 months.  The timing and amount of purchases under the program will be determined by management based upon market conditions and other factors.  As of April 19, 2013, the Company had repurchased 330,358 shares at an average price of $13.90 per share for a total cost of approximately $4.6 million.

“We continue to focus on leveraging our operating position to drive profitability with increased revenues and hold ourselves and our team members accountable to the high standards that we have set internally as an organization.  Additionally, central to our organization’s success is the continued attention to bringing value to our customer base through value added ingenuity, new and innovative product lines, and as always the highest quality customer service.  Our team continues to perform with a dedication to our core values and executing our strategic initiatives with a goal of further increasing growth and profitability consistent with our expectations of continuously increasing shareholder value,” stated Mr. Cleveland.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 11 states.  Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, wrapped profile mouldings, slide out trim and fascia, cabinet doors and components, hardwood furniture, interior passage doors, exterior graphics, and slotwall panels and components.  The Company also distributes drywall and drywall finishing products, electronics, wiring, electrical and plumbing products, cement siding, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.  Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company’s core businesses, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of acquisitions, stock price fluctuations, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants.  In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes.  The Company does not undertake to update forward-looking statements, except as required by law.  Further information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.

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Contact:
Julie Ann Kotowski
Patrick Industries, Inc.
574-294-7511 / kotowskj@patrickind.com

(thousands except per share data)	FIRST QUARTER ENDED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)	Mar. 31, 2013	Apr. 1, 2012
NET SALES	$142,120	$102,688
Cost of goods sold	119,684	86,254
Gross profit	22,436	16,434

Operating expenses:
Warehouse and delivery	4,536	3,674
Selling, general and administrative	6,969	4,918
Amortization of intangible assets	519	316
Gain on sale of fixed assets	(4)	-
Total operating expenses	12,020	8,908
OPERATING INCOME	10,416	7,526
Stock warrants revaluation	-	1,670
Interest expense, net	552	845
Income before income taxes	9,864	5,011
Income taxes	3,845	-
NET INCOME	$6,019	$5,011

BASIC NET INCOME PER COMMON SHARE	$0.55	$0.49

DILUTED NET INCOME PER COMMON SHARE	$0.55	$0.47

Weighted average shares outstanding - Basic	10,904	10,219
- Diluted	10,985	10,707

(thousands)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION	Mar. 31, 2013	Dec. 31, 2012
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$1,455	$434
Trade receivables, net	32,955	17,858
Inventories	52,355	46,992
Deferred tax assets	1,751	5,149
Prepaid expenses and other	2,091	3,237
Total current assets	90,607	73,670

Property, plant and equipment, net	36,628	37,069
Goodwill and other intangible assets, net	29,062	29,581
Deferred tax assets	717	676
Deferred financing costs, net	1,576	1,612
Other non-current assets	844	861
TOTAL ASSETS	$159,434	$143,469

CURRENT LIABILITIES
Accounts payable	$28,859	$17,336
Accrued liabilities	9,244	11,816
Total current liabilities	38,103	29,152

Long-term debt	54,098	49,716
Deferred compensation and other	3,110	3,193
TOTAL LIABILITIES	95,311	82,061

SHAREHOLDERS’ EQUITY	64,123	61,408
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$159,434	$143,469

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